                         CERTIFICATE OF INCORPORATION

                                      OF

                    REVLON WORLDWIDE (PARENT) CORPORATION



                  FIRST:  The name of the Corporation is Revlon
Worldwide (Parent) Corporation (hereinafter the "Corporation").

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each having a par value of one dollar ($1.00).

                  FIFTH: The name and mailing address of the Sole Incorporator is as follows:

         Name                      Address
         ----                      -------
Catherine D. Ledyard               P.O. Box 636
                                   Wilmington, DE  19899

                  SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                  (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

                  (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
         (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended hereafter to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                  (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                  SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                  EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of February, 1997.



                                                  /s/ Catherine D. Ledyard
                                                 ----------------------------
                                                  Catherine D. Ledyard
                                                  Sole Incorporator

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                         REVLON WORLDWIDE CORPORATION
                                     INTO
                     REVLON WORLDWIDE (PARENT) CORPORATION

               (Pursuant to Sections 103 and 253 of the General
                   Corporation Law of the State of Delaware)

                  REVLON WORLDWIDE (PARENT) CORPORATION, a Delaware corporation (the "Corporation"), does hereby certify:

FIRST: The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND: The Corporation owns 100% of the outstanding shares of capital stock of Revlon Worldwide Corporation, a Delaware corporation (the "Subsidiary").

THIRD: The Board of Directors of the Corporation by resolutions (a true copy of the pertinent resolutions is attached hereto as Exhibit A) duly adopted by unanimous written consent on February 24, 1997, has authorized the merger of the Subsidiary with and into the Corporation (the "Merger") upon the terms and subject to the conditions set forth in such resolutions, including the terms and conditions set forth in the Merger Agreement referred to in such resolutions (a true copy of the Merger Agreement is attached hereto as Exhibit
B). Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

FOURTH: The Corporation shall be the surviving corporation of the Merger (the "Surviving Corporation").

FIFTH: At the effective time of the Merger the name of the Surviving Corporation shall be changed to REV Holdings Inc. To reflect such change, the First Article of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows: "The name of the Corporation is REV Holdings Inc. (hereinafter the "Corporation")."

SIXTH: The Merger shall be effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.



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         IN WITNESS WHEREOF, Revlon Worldwide (Parent) Corporation has caused this Certificate of Ownership and Merger to be executed in its corporate name on this 5th day of August, 1997.


                                   REVLON WORLDWIDE (PARENT)
                                   CORPORATION



                                   By: /s/ Glenn P. Dickes
                                       ----------------------------
                                       Name:  Glenn P. Dickes
                                       Title: Vice President

                                                                     Exhibit A


                     REVLON WORLDWIDE (PARENT) CORPORATION
                       ACTIONS BY THE BOARD OF DIRECTORS
                         BY UNANIMOUS WRITTEN CONSENT

                               February 24, 1997


                  WHEREAS, the Board of Directors of Revlon Worldwide (Parent) Corporation (the "Corporation") deems it advisable and in the best interests of the Corporation that, following the defeasance of $1,115,760,000 aggregate principal amount at maturity of the Senior Secured Discount Notes Due 1998 of Revlon Worldwide Corporation (the "Revlon Worldwide Notes Defeasance"), Revlon Worldwide Corporation ("Revlon Worldwide") be merged with and into the Corporation.

                  NOW, THEREFORE BE IT:

                  RESOLVED, that it is advisable and in the best interests of the Corporation and its stockholders that the Corporation enter into the Agreement and Plan of Merger (the "Merger Agreement") by and between the Corporation and Revlon Worldwide, substantially in the form presented to the Board of Directors; and further

                  RESOLVED, that the Merger Agreement, which provides, among other things, that following the Revlon Worldwide Notes Defeasance Revlon Worldwide will be merged with and into the Corporation (the "Merger"), hereby is approved and adopted, and the appropriate officers of the Corporation be, and each of them individually hereby is, authorized in the name and on behalf of the Corporation, to execute and deliver the Merger Agreement, with such changes therein as the officer executing the same shall approve, the signature of such officer of the Corporation to be conclusive evidence of such changes; that such officers be, and each of them individually hereby is, authorized to perform all of the agreements and obligations of the Corporation under such Merger Agreement and to consummate the Merger and the other transactions contemplated thereby; and that such officers be, and each of them individually hereby is, authorized to execute and deliver such other agreements and documents and to take such other actions in connection with the execution and delivery of the Merger Agreement as such officers deem necessary or appropriate; and further

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                  RESOLVED, that the Board of Directors hereby approves the
Merger and the other transactions contemplated in the Merger Agreement and determines that the Merger and such other transactions are in the best interests of the Corporation's stockholders.

                                                                     Exhibit B

                         AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER, dated as of August 5, 1997, is by and between Revlon Worldwide (Parent) Corporation, a Delaware corporation ("Parent" or the "Surviving Corporation"), and Revlon Worldwide Corporation, a Delaware corporation ("Revlon Worldwide").


                                   RECITALS

         A. Revlon Worldwide has 1,000 shares of common stock, par value $1.00 per share, authorized, issued and outstanding (the "Revlon Worldwide Common Stock"). Revlon Worldwide has no other shares of capital stock authorized, issued or outstanding.

         B. Parent owns all of the 1,000 shares of Revlon Worldwide Common
Stock.

         C. Each of the Boards of Directors of Parent and Revlon Worldwide deems it advisable and in the best interest of its respective corporation and stockholders that Revlon Worldwide be merged with and into Parent in accordance with this Agreement and Plan of Merger (this "Plan") and the laws of the State of Delaware (the "Merger") on terms whereby all of the issued and outstanding shares of Revlon Worldwide Common Stock shall be surrendered and canceled as described below.

         D. The parties hereto desire to enter into this Plan for the reasons set forth above, and Revlon Worldwide and Parent have, by action of their respective Boards of Directors, approved this Plan in accordance with the laws of State of Delaware.

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                   AGREEMENT

                  1. The Merger. Upon the terms and subject to the conditions set forth in this Plan, and in accordance with the laws of the State of Delaware, Revlon Worldwide shall be merged with and into Parent on the Effective Date of the Merger (as defined herein). As a result of the Merger, the separate corporate existence of Revlon Worldwide shall cease and Parent shall continue as the Surviving Corporation of the Merger.

                  2. Effective Date of Merger.

                           (a) Parent shall execute, acknowledge and file a
Certificate of Ownership and Merger with the Secretary of State of the State of Delaware. Subject to paragraph 2(b) hereof, the effective date of the Merger (the "Effective Date") shall be the later of (i) August 5, 1997 or (ii) the date the Certificate of Ownership and Merger is filed with the Secretary of State of the State of Delaware.

                           (b) The obligation of each party hereto to effect
the Merger shall be subject to the satisfaction of the condition that on the Effective Date, the consummation of the Merger shall not constitute an "Event of Default" as such term is defined under the Indenture, dated as of March 1, 1997, between Parent and The Bank of New York, as trustee.

                  3. Shares of Common Stock.

                           (a) Revlon Worldwide Common Stock. Upon the
Effective Date, each share of Revlon Worldwide Common Stock issued and outstanding immediately prior to the Merger shall be surrendered and canceled. All shares of Revlon Worldwide Common Stock held in treasury shall be canceled.

                           (b) Capital Stock of the Surviving Corporation.
The issued and outstanding capital stock of the Surviving Corporation shall not be converted as a result of the Merger and shall remain unchanged.

                  4. Certificate of Incorporation; Bylaws.

                           (a) The Certificate of Incorporation and the
By-Laws of Parent as they exist on the Effective Date (as amended to reflect the name change authorized in paragraph 4(b)) shall continue to be the Certificate of Incorporation and the By-Laws of Parent, as the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with the laws of the State of Delaware and in accordance with said Certificate of Incorporation and By-Laws.

                           (b) At the effective time of the Merger, the name
of the Surviving Corporation shall be changed to REV Holdings Inc. To reflect such change, the First Article of the Certificate of Incorporation of the Sur-viving Corporation shall be amended to read in its entirety as follows: "The name of the Corporation is REV Holdings Inc. (hereinafter the "Corporation")."

                  5. Stock Certificates. Upon the Effective Date, Parent, being the sole holder of outstanding certificates representing all of the shares of Revlon Worldwide Common Stock, shall surrender the same for cancellation in accordance with paragraph 3(a).

                  6.       Management of Surviving Corporation.

                           (a) Directors. The directors of the Surviving
Corporation on the Effective Date immediately prior to the Merger shall continue to be the directors of the Surviving Corporation after the Merger and shall hold office until their respective successors are duly elected and qualified.

                           (b) Officers. The officers of the Surviving
Corporation on the Effective Date immediately prior to the Merger shall continue to be the officers of the Surviving Corporation after the Merger and shall hold their respective offices until their respective successors are duly appointed and qualified.

                  7. Supplemental Indenture. On or before the Effective Date, Parent and Revlon Worldwide shall execute and deliver to the Trustee (as defined below) a supplemental indenture to evidence the assumption by Parent, as the Surviving Corporation, of the obligations of Revlon

                                       3

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Worldwide under the Indenture, dated as of March 15, 1993 (the "Indenture"), between Revlon Worldwide and State Street Bank and Trust Company, as successor trustee (the "Trustee"), and the obligations of Revlon Worldwide relating to its Senior Secured Discount Notes Due 1998 issued pursuant to the Indenture.

                  8. Transfer of Assets. Revlon Worldwide agrees, from time to time and as and when requested by Parent, or by its successors or assigns, to execute and deliver, or cause to be executed and delivered, all such instruments, assignments and other documents, and other assurances in law, and to take such other action, as Parent may deem necessary or desirable to carry out the purposes of the Merger.

                  9. Abandonment of Plan. This Plan may be abandoned (a) at any time prior to the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware by agreement of all of the parties, or (b) after the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, but prior to the Effective Date by agreement of all of the parties and the filing of a certificate of termination with the Secretary of State of the State of Delaware.


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


                  IN WITNESS WHEREOF, this Plan has been executed by the parties to this Plan as of the date first written above.


                                    REVLON WORLDWIDE (PARENT) CORPORATION



                                    By:  /s/ Glenn Dickes
                                       ---------------------------------------
                                         Name:  Glenn Dickes
                                         Title: Vice President and
                                                  Secretary


                                    REVLON WORLDWIDE CORPORATION



                                    By:  /s/ Glenn Dickes
                                       ---------------------------------------
                                         Name:  Glenn Dickes
                                         Title: Vice President and
                                                  Secretary